UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2009

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

 On April 8, 2009, J. C. Penney Company, Inc. (the “Company”) and its direct wholly-owned subsidiary J. C. Penney Corporation, Inc. (“Corporation”) and indirect wholly-owned subsidiary J. C. Penney Purchasing Corporation (“Purchasing”) (Company, Corporation and Purchasing collectively referred to as the “Loan Parties”) entered into a Credit Agreement among the Loan Parties, the lenders party thereto and JPMorgan Chase Bank, N. A., as Administrative Agent and Wachovia Bank, National Association, as LC Agent (the “Credit Agreement”). The Credit Agreement replaces the Company’s previous $1.2 billion five-year unsecured revolving credit facility with a syndicate of lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Wachovia Bank, National Association, as LC Agent (the “2005 Agreement”), which was terminated concurrently with the effectiveness of the Credit Agreement.  The proceeds of borrowings under the Credit Agreement, if any, are available for working capital and other general corporate purposes.

The Credit Agreement provides for a $750 million secured revolving line of credit, with a $500 million letter of credit sublimit and a $50 million swingline advance sublimit.  Revolving loans under the Credit Agreement will generally accrue interest at a rate, at the election of the Corporation, equal to (i) the banks’ base rate plus an applicable margin or (ii) adjusted LIBOR plus an applicable margin. The applicable margin is based on a pricing grid tied to the credit ratings of the Company assigned by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services. Swingline advances will accrue interest at a rate equal to the banks’ base rate plus the applicable margin. Stand-by letters of credit under the Credit Agreement accrue fees at a rate equal to the applicable margin on loans having a reference rate of adjusted LIBOR and trade letters of credit accrue fees at a rate equal to 50% of the applicable margin on loans having a reference rate of adjusted LIBOR. Commitment fees accrue at a rate of 0.50% or 0.75% (determined pursuant to the pricing grid, currently at a rate of 0.50%), which is assessed on the unused portion of the Credit Agreement maximum amount. The Company may prepay loans and terminate the commitments at any time without premium or penalty and is required to prepay loans in the event that the Company is not in compliance with the Asset Coverage Ratio (as defined in the Credit Agreement).

The obligations of the Loan Parties under the Credit Agreement are guaranteed by the Company, Corporation, Purchasing and certain of the Company’s indirect wholly-owned subsidiaries that are not  borrowers under the Credit Agreement.  The obligations are secured by a lien on all of the inventory, except for consignment inventory, of the Company, Corporation, Purchasing and the subsidiary guarantors pursuant to a Guarantee and Collateral Agreement dated as of April 8, 2009 among the Company, Corporation, Purchasing, the subsidiaries of Company identified therein, and JPMorgan Chase Bank, N. A., as Administrative Agent (the “Guarantee and Collateral Agreement”).

The Credit Agreement contains financial covenants relating to the Company’s Leverage Ratio and Fixed Charge Coverage Ratio (each as defined in the Credit Agreement), which are to be measured at the end of each of the Company’s fiscal quarters and an Asset Coverage Ratio, which is to be measured monthly.  Additionally, the Credit Agreement contains affirmative covenants, including covenants regarding the payment of taxes, maintenance of insurance, reporting requirements, compliance with applicable laws, inspection rights and the right to conduct collateral appraisals and field exams.  The Credit Agreement also contains various restrictive covenants limiting the ability of the Company and its subsidiaries to incur debt, grant liens, make acquisitions, sell assets, enter into sale and leaseback transactions, and make certain restricted payments.

The Credit Agreement generally contains customary events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Credit Agreement may be accelerated, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against the collateral.

No borrowings, other than the issuance of trade and stand-by letters of credit, which totaled approximately $154 million at closing, have been made under the Credit Agreement.   The Credit Agreement has a maturity date of April 8, 2012.  Certain of the lenders who are parties to the Credit Agreement provide commercial banking, investment banking, trustee and custodial services to the Company.

Copies of the Credit Agreement and Guarantee and Collateral Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.  The foregoing descriptions of the Credit Agreement and Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Guarantee and Collateral Agreement which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On April 8, 2009, the Company terminated the 2005 Agreement, as more specifically described above under Item 1.01, which description is incorporated by reference in this Item 1.02. The Company did not incur any material early termination penalties in connection with the termination of the 2005 Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibit 10.1 Exhibit 10.2
Credit Agreement dated as of April 8, 2009 among J. C. Penney
Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney
Purchasing Corporation, the Lenders party thereto, JPMorgan Chase
Bank, N.A., as Administrative Agent and Wachovia Bank, National
Association, as LC Agent

Guarantee and Collateral Agreement dated as of April 8, 2009 among
J. C. Penney Company, Inc., J. C. Penney Corporation, Inc.,
J. C. Penney Purchasing Corporation, the Subsidiaries of J. C. Penney
Company, Inc. identified therein, and JPMorgan Chase Bank, N. A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	J. C. PENNEY COMPANY, INC. /s/ Robert B. Cavanaugh Robert B. Cavanaugh Executive Vice President and Chief Financial Officer

Date:  April 13, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated as of April 8, 2009 among J. C. Penney
Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney
Purchasing Corporation, the Lenders party thereto, JPMorgan Chase
Bank, N.A., as Administrative Agent and Wachovia Bank, National
Association, as LC Agent

10.2	Guarantee and Collateral Agreement dated as of April 8, 2009 among
J. C. Penney Company, Inc., J. C. Penney Corporation, Inc.,
J. C. Penney Purchasing Corporation, the Subsidiaries of J. C. Penney
Company, Inc. identified therein, and JPMorgan Chase Bank, N. A., as Administrative Agent